Exhibit No. 99.1

FortuNet Announces Increased Revenues and Profits for Fourth Quarter 2006 and Announces an Earnings Call.

LAS VEGAS - March 21, 2007 - FortuNet, Inc. (the “Company”) (Nasdaq: FNET) today announced financial results for the quarter ended December 31, 2006 and announced that it will conduct a conference call to discuss its financial results for the quarter and year ended December 31, 2006. The conference call will be held on March 22, 2007 at 1:00 P.M., Pacific Stand Time. To participate in the conference call, please dial 1-866-296-6505 and enter the authorization number 5437787.

FortuNet’s quarterly sales revenues and earnings per share grew at double-digit rates over the same quarter of the prior year. Specifically, for the quarter ended December 31, 2006 the sales revenues were approximately $4.4 million as compared with the sales revenues of $3.7 million for the same quarter of the prior year, an estimated increase of 18.9%. For the fiscal year ended December 31, 2006 the sales revenues were $ 16.5 million as compared with the sales revenues of $14.7 million for the same period during the prior year, an increase of 12.2%. The earnings per share for the quarter ended December 31, 2006 were 11 cents, an increase of approximately 4 cents as compared with the earnings for the same quarter of the prior year (a 57.1% increase). However for the entire year 2006, the total earnings per share are 18 cents, a decrease of 9 cents (or 33.3%) in comparison with the total earnings per share (E.P.S.) for the prior year. This decrease in E.P.S. for the entire year 2006 is attributable primarily to the fiscal impacts associated with the initial phases of the Company’s transition from a privately held corporation to a publicly traded entity.

During 2006, the Company was granted an additional gaming license by the Nevada Gaming Commission, namely, the Operator of Mobile Gaming Systems license. The newly granted license is expected to facilitate Company’s potential penetration of the emerging Nevada mobile gaming market, subject to the Company obtaining the required regulatory approval of its mobile gaming system that is currently under review by Nevada gaming authorities.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as "going forward," "believes," "intends," "expects," "forecasts," "anticipate," "plan," "seek," "estimate" and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding the Company’s expectation that it will enter the emerging Nevada mobile gaming market and that its Operator of Mobile Gaming Systems license will facilitate that undertaking.

The Company’s beliefs, expectations, forecasts, objectives, anticipations, intentions and strategies regarding the future are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by the forward-looking statements, including the possibility that regulatory restrictions, competitive forces or resource limitations cause the Company to delay or forego entry into the emerging Nevada mobile gaming market.

The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K filed on March 21, 2007, and are based on information available to the Company on the date hereof. The Company does not intend, and assumes no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release, and should review the company’s filings with the Securities and Exchange Commission.

About FortuNet, Inc.

FortuNet is a Las Vegas-based and Nevada-licensed manufacturer of multi-game server- based gaming platforms. FortuNet’s gaming platforms include networks of both wireless and stationary player terminals, cashier-based point-of-sale terminals, self-service kiosks and central game file servers. FortuNet is a leader in the mobile bingo gaming device market with its fourth-generation wireless and stationary player terminals marketed under the BingoStar® brand name and intends to enter the emerging mobile gaming market in Nevada. Traditional casino games, such as keno, slots and poker, can be readily adapted to FortuNet’s gaming platform, which are planned to be marketed under its WIN-WINTM MobiPlayer’ brand names.

Investor Contact:
Jack Coronel
(702) 796-9090
jack@fortunet.com